FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): August 20, 2004


                                 BLUETORCH  INC.
               (Exact Name of Registrant as Specified in Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

     000-3084133                                        90-0093439
     -----------                                        ----------
(Commission  File  Number)                    (IRS  Employer Identification No.)

               12607 Hiddencreek Way, Suite S, Cerritos, CA 90703
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (562) 623-4040
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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             Item 2.01 Acquisition or Disposition of Assets.

On August 20, 2004, Registrant consummated the transactions contemplated by a Stock Purchase Agreement which became effective for all purposes as of July 31, 2004 among Registrant and Island Tribe Inc. ("ITI"), and the shareholders of ITI, pursuant to which Registrant acquired 51% of the outstanding stock of ITI in exchange for $372,000 worth of restricted shares of Registrant's common stock. The exact number of shares shall be determined by dividing $372,000 by the average closing bid price of such shares for the 20 day period ending ten days after the Closing Date. The ITI shareholders also agreed to transfer each year (for four (4) years through 2008), 6% of their ITI shares to Registrant for no additional consideration. As part of the purchase price for the ITI shares, Registrant will pay each year to ITI's majority shareholder a percentage of ITI's net sales (as defined) through 2016.

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                   Item 7.01  Financial Statements and Exhibits.

      (c)  Exhibits.  The  following  exhibits  are  filed  with  this  report:

Exhibit  No.               Description  of  Exhibit
------------               ------------------------

2.1                        Stock Purchase Agreement dated as of June 30, 2004

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

                                   BLUETORCH INC.

Dated:  August 25,  2004                         By: /s/ Bruce MacGregor
                                                  Bruce  MacGregor,  President